Exhibit 32
CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Baker Hughes, a GE company (the “Company”) on Form 10-Q for the period ended September 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Lorenzo Simonelli, President and Chief Executive Officer of the Company, and Brian Worrell, the Chief Financial Officer of the Company, each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(i)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

The certification is given to the knowledge of the undersigned.

/s/ Lorenzo Simonelli
Name:	Lorenzo Simonelli
Title:	President and Chief Executive Officer
Date:	October 30, 2018

/s/ Brian Worrell
Name:	Brian Worrell
Title:	Chief Financial Officer
Date:	October 30, 2018